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                                                                   EXHIBIT 10.39

                                  SUBLEASE

     SUBLEASE, dated as of December , 1996 between Cosmetic Essence, Inc. having an office at 200 Clearview Avenue, Edison, New Jersey 08818 ("Subtenant") and Parlux Fragrances, Inc. with offices located at 3725 S.W. 30th Avenue, Ft. Lauderdale, FL 33312 ("Sublandlord ").

     1. Demise and Term. A Sublandlord hereby leases to Subtenant, and Subtenant hereby hires from Sublandlord, (the "Subleased Premises") shown on Exhibit A attached hereto (the "Subleased Premises"), consisting of approximately 77,300 square feet located on the first floor in the building known as 15 Executive Boulevard, Orange, Connecticut, (the "Building"). There term of this Sublease shall commence on December 1, 1996 (the "Commencement Date") and shall terminate at 11:00 p.m. on December 31, 1998 (the "Expiration Date").

     2. Subordinate to Main Lease. This Sublease is and shall be subject to all of the terms of, and subordinate to that certain Lease (the "Main Lease") dated December 10, 1993 between Baker Properties Limited Partnership ("Landlord"), as landlord, and Richard Barrie Fragrances, Inc. as tenant, and assumed by Sublandlord effective June 30, 1996, and to the matters to which the Main Lease is or shall be subject and subordinate. Subtenant acknowledges that it has received and reviewed a copy of the Main Lease.

     3. Performance by Sublandlord. Any obligation of Sublandlord which is contained in this Sublease by the incorporation by reference of the provisions of the Main Lease may be observed or performed by Sublandlord using reasonable efforts to cause the landlord under the Main Lease (the "Landlord") to observe and/or perform only those obligations under the Main Lease and Sublandlord shall have a reasonable time to enforce its rights under the Main Lease to cause such observance or performance. Subtenant shall not in any event have any rights with respect to the Subleased Premises greater than Sublandlord's rights under the Main Lease. Sublandlord shall have no responsibility or liability of any nature whatsoever to Subtenant as a consequence of any default of or by Landlord under the Main Lease or for Landlord's failure or delay in furnishing to Subtenant or the Subleased Premises any services of any kind whatsoever which Landlord is required to furnish to Sublandlord or to the Subleased Premises. Further, Subtenant acknowledges that Landlord has no obligation or relationship with Subtenant as it relates to this Sublease Agreement.

     4. Rent. Upon the earlier of the Sublandlord vacating the subleased premises or April 1, 1997, Subtenant shall pay to Sublandlord rent (the "Fixed Rent") hereunder at the rate of $350,000 per annum, payable monthly in advance in installments of $29,166.67 due on the first day of each month. Prior to that date the Fixed Rent shall be $12,500 per month. Fixed Rent and all other amounts payable by Subtenant to Sublandlord under this Sublease (the "Additional Charges") shall be paid promptly when due, without notice or demand therefore, and without deduction, abatement, counterclaim, or setoff of any amount or for any reason whatsoever. Fixed Rent shall be paid to Sublandlord in lawful money of the United States at the address of Sublandlord set forth at the head of this Sublease or to successor or other person and/or at such other address as Sublandlord may from time to time designate by notice to Subtenant. Fixed Rent for any partial calendar month during the term shall be prorated on a per diem basis based

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on a 360 day calendar year.  If any installment of Fixed Rent or any Additional
Charge is not paid the date on which it is due, Subtenant shall also pay to Sublandlord on demand, as an Additional Charge, interest thereon, from the original due date until paid, at an annual rate of the lesser of (1) 2 % plus the "prime" or "base" interest rate announced by Citibank, N.A., New York, New York (or any successor thereto) from time to time, or (ii) the maximum rate permitted by law.

     The parties acknowledge that Subtenant will perform services for and on behalf of Sublandlord. The parties agree that Subtenant shall have the right to apply any monies owed to Subtenant by Sublandlord for the services performed, against rental or rentals due or to be due from Subtenant to Sublandlord under this agreement. Sublandlord agrees that in the event Sublandlord does not in any given three month period utilize Subtenant's services sufficient to give rise to an average of $75,000.00 in average monthly charges to Sublandlord by Subtenant for filling services, Subtenant shall have the right to terminate this Sublease Agreement upon 15 days written notice to Sublandlord.

     5. Use. Subtenant shall use and occupy the Subleased premises for production distribution and warehousing of fragrances, cosmetics and related products for no other purpose without the written consent of the Sublandlord. Subtenant and its invitees shall have use of and access to all common areas as defined in the Main Lease.

     The Subtenant agrees not to generate, store, manufacture, refine, transport, treat, dispose of, or otherwise permit to be present on or about the Subleased Premised, any Hazardous Substances.

     The Subtenant shall not do or permit anything to be done in the Subleased Premises which shall constitute a public nuisance or which will conflict with the regulations of the Fire Department or with any insurance policy upon said improvements or any part thereof or conflict with any provisions of the Main Lease.

     The Subtenant agrees, to the extent set forth in the Main Lease, indemnify and hold harmless the Sublandlord and the Landlord on the Main Lease and each mortgagee of the Subleased Premises from and against any and all liabilities, damages, claims, losses, judgments, causes of actions, costs and expenses (including the reasonable fees and expenses of counsel) which may be incurred by the Subtenant, the Landlord or any such mortgagee or threatened against the subtenant of the undertakings set forth in this Article, said indemnity to survive the expiration or sooner termination of this Sublease.

     6. Care and Maintenance. Subtenant acknowledges the Subleased premises is in good order and repair. Subtenant, shall from the time of actual occupancy, have 30 days to perform an inspection of the premises. Promptly upon receiving a written report of such inspection, Subtenant shall provide a copy of same to Sublandlord. Sublandlord shall promptly thereafter repair and/or replace as appropriate any defects in the premises or mechanical systems. Subtenant shall, at its own expense and at all times maintain the Subleased premises in good

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condition, order and repair.  Subtenant shall be responsible for the care, upkeep and maintenance of any mechanical systems dedicated solely to the demised premises. Except as set forth above Sublandlord shall at all times and at its own expense maintain, repair and as necessary replace the electrical wiring, plumbing, heating, air conditioning installations in or servicing the Subleased premises, except that Subtenant shall be solely responsible for any damage to such systems caused by Subtenant, or its agents, employees, representatives or invitees. Subtenant shall be responsible for immediately replacing any plate glass in the subleased premises broken by its agents, employees or invitees. Subtenant agrees to maintain the Subleased premises in good order and shall surrender same at the expiration of this sublease or earlier termination hereof, in the condition as received, reasonable wear and tear excepted.

     7. Utilities. Tenant shall pay its pro-rata share of all common utility charges for the building unless there is no other occupant in the building in which event Tenant shall pay all utility charges for so long as it is the sole Tenant. Tenant shall be responsible for payment of all telephone charges and other utilities obtained in the name of tenant for its sole use.

     8. Entry and Inspection. Subtenant shall permit Landlord, Sublandlord or Sublandlord's agents to enter upon the Subleased Premises at reasonable times and upon reasonable notice, for the purpose of inspecting same and will permit, at any time within ninety (90) days prior to the expiration of this Sublease, persons desiring to lease the same to inspect the Subleased Premises.

     9. Liability Insurance. Subtenant at its expense, shall maintain liability insurance with minimum limits of at least Five Million Dollars per person, including bodily injury, insuring Subtenant and Sublandlord, and Subtenant shall provide Sublandlord with a Certificate of Insurance showing Landlord and Sublandlord as an additional insured. Subtenant shall carry insurance on its personal property naming Sublandlord as an additional insured for same.

     10. Destruction of Subleased Premises. In the event of a partial destruction of the Subleased Premises during the term hereof, from any cause, Sublandlord shall forthwith repair the same provided that such repairs can be made within sixty (60) days under existing governmental laws and regulations, but such partial destruction shall not terminate this Sublease, except that Subtenant shall be entitled to a proportionate reduction of rent while such repairs are being made, based upon the extent to which the making of such repairs shall interfere with the business of Subtenant of the Subleased Premises. If such repairs cannot be made within said sixty (60) days, Sublandlord, at its option, may make the same within a reasonable time, not to exceed 120 days, this Sublease continuing in effect with the rent proportionately abated as aforesaid, and in the event the Sublandlord shall not elect to make such repairs which cannot be made within sixty (60) days, this Sublease may be terminated at the option of either party. In the event that the building in which the Subleased Premises is situated is destroyed to an extent of not less than one-third of the replacement costs thereof, Sublandlord may elect to terminate this sublease whether the Subleased Premises be injured or not. A total destruction of the building in which the Subleased Premises is situated shall terminate this sublease.


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   11.  Defaults, Remedies.  The following shall be an Event of Default by
Subtenant:

     (a) The Subtenant shall default in making any payment of Fixed Rent or any Additional Charge as and when the same shall become due and payable, and such default shall continue for a period of ten (10) days after notice from the Sublandlord that such payment is due and unpaid; or
     (b) The Subtenant shall default in the performance of or compliance with any of the other covenants, agreements, terms or conditions of this sublease to be performed by the Subtenant (other than any default curable by payment of money), and such default shall continue for a period of thirty (30) days after written notice thereof from the Sublandlord to the Subtenant, or, in the case of a default which cannot with due diligence be cured within thirty (30) days, the Subtenant shall fail to proceed promptly (except for unavoidable delays) after the giving of such notice and with all due diligence to cure such default and thereafter to prosecute the curing thereof with all due diligence (it being intended that as to a default not susceptible of being cured with due diligence within thirty (30) days, the time which such default may be cured shall be extended for such period as may be reasonably necessary to permit the same to be cured with all due diligence).

     In any such event of default, and during the continuance thereof, the Sublandlord may, at its option, then or thereafter while any such Event of Default shall continue and notwithstanding the fact that the Sublandlord may have any other remedy hereunder or at law or in equity, upon notice to the Subtenant, designate a date, not less than thirty (30) days after the giving of such notice, on which this sublease shall terminate. On such date the Term of this sublease and the estate hereby granted shall expire and terminate upon the date specified in such notice with the same force and effect as if the date specified in such notice was the date hereinbefore fixed for the expiration of the Term of this sublease, and except as set forth herein ail rights of the Subtenant and Sublandlord hereunder shall expire and terminate. Additionally, Subtenant agrees to pay, as an Additional Charge, all reasonable attorney's fees and other expenses incurred by the Sublandlord in enforcing any of the obligations under this sublease, this covenant to survive the expiration or sooner termination of this sublease.

     If this sublease is terminated as provided above, or as permitted by law, the Subtenant shall peaceably quit and surrender the Subleased Premises to the Sublandlord and the Sublandlord may, without further, notice, enter upon, re-enter, possess and repossess the same by summary proceedings, ejectment or other legal proceedings, and again have, repossess and enjoy the same as if this sublease had not been made, and in any such event neither the Subtenant nor any person claiming through or under the Subtenant by virtue of any law or an order of any court shall be entitled to possession or to remain in possession of the Subleased Premises.

     In such event, the Sublandlord shall have the right to collect from the Subtenant.

   (1) any unpaid fixed rent; rentals
   (2) any unpaid additional charges; additional

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     (3) The reasonable costs of repairing the premises so that they are in the condition required under Section 6 hereof and/or performing any obligation of Subtenant under the Sublease;
     (4) reasonable attorneys fees and costs incurred in evicting the Subtenant and for enforcing the Sublandlord's rights under the lease including the collection of rents and other damages;
     (5) other damages as provided by law.

     12. Releases. Subtenant hereby releases Sublandlord, Landlord and anyone claiming through or under Sublandlord or Landlord by way of subrogation or otherwise to the extent that Subtenant released Sublandlord or Landlord and/or Landlord was relieved of liability or responsibility pursuant to the provisions of the Main Lease, and Subtenant will cause its insurance carriers to include any clauses or endorsements in favor of Landlord which Sublandlord is required to provide pursuant to the provisions of the Main Lease.

     13. Termination of Main Lease. If for any reason the term of the Main Lease shall terminate prior to the expiration date of this Sublease, this Sublease shall thereupon be terminated.

     14. Alterations. Subtenant shall not make or cause, suffer or permit the making of any alteration, addition, change, replacement, installation or addition in or to the Subleased Premises without obtaining the prior consent of Landlord or Sublandlord in each instance, provided that Sublandlord shall not unreasonably withhold its consent to any non-structural change to the interior portion of the Subleased Premises required or desired by Subtenant in connection with its permitted use of the Subleased Premises. Nothing contained in this Paragraph shall relieve Subtenant of any obligation to remove such installations and restore the Subleased Premises at the end of the term of this Sublease.

     15. Hazard Insurance. A. Sublandlord, pursuant to the Main Lease shall provide and keep in force, during the term of this Sublease, for the benefit of, among others, Subtenant, a policy or policies, issued by insurance companies with licenses to do business in the State of Connecticut, insuring the Premises against damage or loss by fire and the hazards covered by "extended coverage" and with a vandalism and malicious mischief endorsement in an amount not less than the full replacement value thereof. If any premium with respect to the premises demised under the Main Lease is increased due to or arising out of the activities of Subtenant or the use of the Subleased Premises, Subtenant shall pay to Sublandlord on demand as an Additional Charge the full amount of such increase.

     B. In addition to other insurance coverage required herein. Subtenant shall be fully responsible for insurance covering its inventory and shall carry workman's compensation insurance in amounts required by law. Subtenant hereby agrees to hold Sublandlord harmless from and against any loss or damage to the trade fixtures, inventory, equipment and other property of Subtenant located in or on the Subleased Premises.



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     16.  Brokerage. a. Subtenant represents to Sublandlord that no broker or other person had any part, or was instrumental in any way, in brining about this Sublease. Subtenant shall pay, and shall indemnify, defend and hold harmless Sublandlord from and against, any claims made by any broker or other person for a brokerage commission, finder's fee, or similar compensation, by reason of or in connection with this Sublease, and any loss, liability, damage, cost and expense (including, without reasonable attorneys' fees) in connection with such claims if such broker or other person claims to have had dealings with Subtenant or its representatives.

     b. Sublandlord represents to Subtenant that no broker or other person had any part, or was instrumental in any way, in bringing about this Sublease. Sublandlord shall pay, and shall indemnify, defend and hold harmless Subtenant from and against, any claims made by any broker or other person for a brokerage commission, finder's fee, or similar compensation, by reason of or in connection with this Sublease, and any loss, liability, damage, cost or expense (including, reasonable attorneys' fees and expenses) in connection with such claims if such broker or other person claims to have had dealings with Sublandlord or its representatives.

    17. Indemnification. A. Subtenant shall save Sublandlord, its agents, representatives and employees and Landlord harmless from and against all loss, cost, liability, claim, damage and expense, including, without limitation, reasonable attorneys' fees, penalties and fines incurred in connection with or arising from any injury to Subtenant or to any other person or for any damage to the Subleased Premises or for any damage to, or loss (by theft or otherwise) of, any of Subtenant's property and/or of the property of any other person, irrespective of the cause of such injury, damage or loss other than Sublandlord's gross negligence or willful misconduct. Subtenant agrees to indemnify and save Sublandlord, its agents, representatives or employees and Landlord harmless from and against all loss, cost, liability, claims, damage and expenses (including, without limitation, reasonable attorneys' fees), penalties and fines, incurred in connection with or arising from (a) any default by Subtenant in the observance or performance of any of the terms, covenants or conditions of this Sublease on Subtenant's part to be observed or performed, (b) Subtenant's failure to perform Sublandlord's obligations, as tenant, as under the Main Lease, to the extent such obligations are required to be performed by Subtenant pursuant to this Sublease, (c) the use or occupancy or manner of use or occupancy of the Subleased Premises by Subtenant or any person claiming through or under Subtenant, (d) to the extent Subtenant is responsible therefore, the condition of the Subleased Premises, or (e) any acts, omissions or negligence of Subtenant or any such person, or the contractors, agents, representatives, employees, servants, visitors or licensees of Subtenant or any such person, in or about the Subleased Premises and common areas per the Main Lease or the Building either prior to, during, or after the expiration of the Term. If any action or proceeding shall be brought against Sublandlord or Landlord by reason of any such claim, Subtenant, upon notice from Sublandlord, agrees to resist or defend such action or proceeding and to employ counsel which is reasonably satisfactory to Sublandlord. Subtenant shall pay to Sublandlord on demand all sums which may be owing, to Sublandlord by reason of the provisions of this Paragraph 17 as an Additional Charge. Subtenant's obligations under this Paragraph 17 shall survive the termination of this Sublease.

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     B. Sublandlord shall indemnify, defend and save Subtenant, its agents, representatives and employees harmless from an against all loss, cost, liability, claim, damage and expense, including, without limitation, reasonable attorneys' fees, penalties and fines incurred in connection with or arising from Sublandlord's and/or Landlord's willful wrongful acts or gross negligence.

    18. Environmental Matters. A. For purposes of this Sublease, the term "Hazardous Substances" shall mean (a) any toxic substance or hazardous wastes, substance or related material, or pollutant or contaminant; (b) any substance, gas, material or chemical which is or may hereafter be defined as or included in the definition of "hazardous substances", "toxic substances", "hazardous materials", "hazardous waste" or words of similar import under any federal, state or local statute, law, ordinance, code, regulation, order, permit, approval, license, restriction or rule of any governmental or quasi-governmental entity having jurisdiction over the Subleased Premises or the operations or activities at the Subleased Premises (hereinafter "Governmental Authorities"), including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 41 U.S.C.
Section 9601 et. seq., ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et. seq., ("RCRA"), (c) any other substance, material, chemical or gas, which is toxic, explosive, corrosive, flammable, or otherwise hazardous and is or becomes regulated by any Governmental Authority; and (d) any substance without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons.

     B. Subtenant, its agents, employees, contractors, and invitees shall comply with all applicable federal, state, and local environmental and safety laws and regulations, shall obtain and maintain all permits, licenses, and authorizations required for Subtenant's business, equipment, and operations on and in connection with the Subleased Premises, and shall comply with all applicable laws, statutes, rules, regulations, requirements, orders, and directives of any Governmental Authorities, including, without limitation, CERCLA and RCRA.

     C. If at any time Subtenant shall become aware, or have reasonable cause to believe, that any Hazardous Substance has been released or has otherwise come to be located on or beneath the Property, Subtenant shall, immediately upon discovering the release or the presence or suspected presence of the Hazardous Substance, give written notice of that condition to Sublandlord and Landlord. In addition, Subtenant shall, immediately notify the other party in writing of (i) any enforcement, cleanup, removal, or other governmental or regulatory action instituted, completed, or threatened pursuant to any Hazardous Substance laws, (ii) any claim made or threatened by any person against Landlord, Sublandlord, Subtenant, the Subleased Premises, the Building, or the Property arising out of or resulting from any Hazardous Substances, and
(iii) any reports made to any local, state or federal environmental agency arising out of or in connection with any Hazardous Substance.

     D. Subtenant shall Indemnify, defend (by counsel acceptable to Sublandlord, protect, and hold harmless Sublandlord, and each of Landlord's and Sublandlord's partners, directors, officers, employees, agents, attorneys, successors, and assigns from and against any and all claims,

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liabilities, penalties, fines, judgments, forfeitures, losses, costs, or expenses (including attorney's fees, consultants' fees, and expert fees) for the death of or injury to any person or damage to any Property whatsoever, arising from or caused in whole or in part, directly or indirectly, by (i) the presence in, on, under, or about the Subleased Premises, the Building or the Property, or any discharge or release in, to, on, or from the Subleased Premises, the Building, or the Property, of any Hazardous Substance but only to the extent that any such presence, discharge, or release is caused by Subtenant's activities on the Subleased Premises, or (ii) Subtenant's failure to comply with any Hazardous Substance law, to the extent that compliance is required on account of Subtenant's activities on the Premises and not to the extent that compliance is required solely because Subtenant, as the occupant of the Premises is held accountable for Hazardous Substances on, in, under, or about the Property, or released therefrom.

   E. Notwithstanding anything to the contrary contained herein, Subtenant shall not have any responsibility or liability with regard to any spill, release, event, or condition involving a Hazardous Substance, which spill, release, event or condition:

       a)   preexisted Subtenant's occupancy of the Subleased Premises;
       b) is caused by an action of Sublandlord, its agents, employees, or representatives.

     Sublandlord shall indemnify, defend (by counsel acceptable to Subtenant), protect, and hold harmless Subtenant and each of Subtenant's partners, directors, officers, employees, agents, attorneys, successors, and assigns from and against any and all claims, liabilities, penalties, fines, judgments, forfeitures, losses, costs, or expenses (including attorney's fees, consultants' fees, and expert fees) for the death of or injury to any person or damage to any Property whatsoever, arising from or caused in whole or in part, directly or indirectly, from such a spill, release, event, or condition.

     F. Notwithstanding anything contained herein to the contrary, the provisions of this paragraph 18 shall survive the termination of the sublease.

     19. Landlord's Consent. This lease is subject to Sublandlord obtaining the Landlord's consent hereto.

     20. Waiver. No failure of Sublandlord to enforce any term hereof shall be deemed to be a waiver of such term.

     21. Notices. Any notice which either party may or is required to give shall be given by mailing the same, postage prepaid, to Sublandlord or Subtenant at their respective addresses set forth above, or at such other places as may be designated by the parties from time to time.

     22. Subordination. This Sublease is and shall be subordinated to all existing liens and encumbrances against the property.

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     23. Applicable Law.  This Sublease shall be governed as to all matters including validity, construction and performance by the laws of the State of New Jersey.

     24. Surrender of Premises. On or before the Expiration Date of the Main Lease, Sublandlord shall be permitted to have access to the Subleased Premises for the purpose of performing any repairs, maintenance or restoration to the Subleased Premises as made reference to in the Main Lease.

     25. Complete Agreement. There are no representations, agreements, arrangements or understandings, oral or written, between the parties relating to the subject matter of this Sublease which are not fully expressed in this Sublease. This Sublease cannot be changed or terminated orally or in any manner other than by a written agreement executed by both parties.

     26. Successors and Assigns; Status of Sublandlord. The provisions of this Sublease, except as herein otherwise specifically provided, shall extend to, bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease as of the day and year first above written.



                                         Sublandlord:
                                         PARLUX FRAGRANCES, INC.



                                         By: s/s Zalman Lekach
                                             --------------------------------
                                             Zalman Lekach, President, C.O.O.


                                         Subtenant:
                                         COSMETIC ESSENCE, INC.


                                         By: s/s/ John Croddick
                                             --------------------------------
                                             John Croddick, President






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